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                            FORM OF LETTER AGREEMENT

This Agreement is entered into between Celerity Systems, Inc. ("Celerity"), a Delaware corporation with offices at 122 Perimeter Park Drive, Knoxville, TN 37922, and _____ ("UCL"), an Unisys subsidiary company with offices at ______ hereinafter, the "Parties".

1. Purpose of Agreement. The Parties intend to cooperate in the sale, provisioning and support of Interactive Video and High-Speed Internet products and services. The Parties agree to cooperate in good faith with the objective of completing a Final Agreement within 6 months (180) days.

2. Confidentiality. The Parties have previously entered into a Non Disclosure Agreement, which is specifically incorporated by reference into this Agreement.

3. Description of Activities. The Parties intend to market, sell, and support Interactive Video and High-Speed Internet products and services within the Territory. The Territory is defined as China and such other countries or regions within Asia as the Parties may mutually agree. The Parties agree that during the Term of the Agreement, neither Party will enter into business with any other company for similar products or services within the Territory for a period of one (1) year following the most recent sale to a Customer in the Territory. The Parties agree to develop a plan for private labeling of the products and services under the brand identities agreed to by the Parties.

4. Financial Terms. The financial terms will be as stated in the Final Agreement, however, it is the intention of the Parties to have each fairly compensated for the products, services and work done under the Agreement.

5. Term and Termination. This Agreement is intended to be replaced in its entirety by a Final Agreement; should such Final Agreement not be executed within one (1) year following this Letter Agreement, this Agreement will be terminated unless extended by mutual agreement by the Parties prior to that time.

6. Expenses. Unless expressly set forth in this Agreement or otherwise agreed in writing between the parties; any expenses will be borne by the party undertaking the activity.

7. Independent Contractors. The relationship of the parties established by this Agreement is that of independent contractor, and nothing contained in this Agreement will be construed to constitute the parties as participants in a joint or common undertaking, or allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

8. LIMITATION OF LIABILITY. In no event shall either party be liable to the other party for any indirect, incidental, special or consequential damages (unless arising from a breach of the proprietary rights of a party to this Agreement), including without limitation lost or anticipated profits incurred by a party or for any third party claim arising out of or related to this Agreement, whether in contract or in tort, even if the other party has been advised of the possibility of such damages.


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9.       Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, United States of America,, without regard to conflicts of laws or principals thereof. The rights and obligations under this Agreement shall not be governed by the United Nations Convention on Contracts or the International Sale of Goods, the application of which is expressly excluded, but such rights and obligations will be governed by the laws of the State of California, United States of America.

10. Notice. Any and all notices, demands, or other communications, including notices of address changes, required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or if delivered via a third party overnight express mail service. If such notice is served personally, notice shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given via third party overnight express mail service, notice shall be conclusively deemed made upon delivery by such service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed made five days after deposit thereof in the United States mail addressed to the party to whom such notice demand or other communication is to be given as follows:

If to Celerity:            Celerity Systems, Inc.
                           122 Perimeter Park Drive
                           Knoxville, TN 37922
                           Attn: President

If to UCL:                 8th FL., No. 333 Tun-Hua S. Road, Sec. 2,
                           Taipei 106, Taiwan
                           Attn: General Manager (Communications Group)

11. Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions of this Agreement shall not be affected thereby.

12. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

13. Modifications or Amendments. No amendment, change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

14. Successors and Assigns. All of the Provisions hereof shall be binding upon and inure to the benefit of the parties and their successors and assigns.


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15.      Reservation of Rights. A party's waiver of any of its remedies afforded hereunder or by law shall not operate to waive any other remedies which such party shall have available to it.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective authorized representatives:

Celerity Systems, Inc.                       Unisys ___________, Ltd.


/s/ Kenneth D. Van Meter                     /s/ respective signatory
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Signature                                    Signature

Kenneth D. Van Meter

President and CEO

December 26, 2000                            December 21, 2000
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Date                                         Date



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